EXHIBIT 5.3
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                                [GRAPHIC OMITTED]
          [LOGO - LETTERHEAD OF MCDANIEL & ASSOCIATES CONSULTANTS LTD.
                        OIL & GAS RESERVOIR EVALUATIONS]



                        CONSENT OF INDEPENDENT ENGINEERS

We refer to the registration statement on Form F-9 (the "Registration Statement") to be filed by Husky Energy, Inc. (the "Company") with the U.S. Securities and Exchange Commission (the "Commission").

We hereby consent to references to our firm under the headings "Experts" and "Documents Filed as Part of the Registration Statement" in the Registration Statement and to all other references to our firm included or incorporated by reference in the Registration Statement, including the renewal annual information form dated April 2, 2002.

We also confirm that we have read the Registration Statement and that we have no reason to believe that there are any misrepresentations in the information contained therein or that are within our knowledge as a result of the services we performed for the Company.

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.


/s/ B.H. Emslie
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B.H. Emslie, P. Eng.
Senior Vice President

Calgary, Alberta, Canada
June 3, 2002